EXHIBIT 10.2
SETTLEMENT AGREEMENT

This Settlement Agreement (the “Agreement”) is entered into effective as of May 10, 2006, by and among FastFunds Financial Corporation, Inc., a Nevada corporation (“FastFunds”), on the one hand; and the following holders of certain notes: Gary Fears, Joseph Scoby, Debra Senglaub, Jeffrey Senglaub, Paul Moore [or Moore Investments, Inc., an Illinois corporation], and Anglo Irish Bank, Inc., a Switzerland corporation (collectively referred to as the “Note Holders”) on the other hand; with respect to the settlement of all claims between the foregoing parties to this Agreement, including those relating to certain Convertible Notes dated November and December of 2004, made by FastFunds to the Note Holders (as listed in Exhibit 1 attached, the “Notes”), and other related matters. FastFunds and the Note Holders may be collectively referred to in this Agreement as the “parties” and individually as a “party.”

In consideration of the payments, promises, mutual covenants and releases provided for in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, FastFunds and the Note Holders, intending to be legally bound, hereby agree as follows:

1. Settlement Payments. Pursuant to settlement, FastFunds has paid the Note Holders all of the outstanding principal and total interest accruing under the Notes. In addition, 200,000 shares of Fastfunds Financial Corporation shall be issued to those individuals on Exhibit I in the amounts set opposite the respective names.

2. Settlement and Release. In consideration of the forgoing payments and securities, each of the Note Holders, and their officers, directors, employees, agents, attorneys, stockholders, parent corporations, subsidiaries, affiliates (as defined in rules under the Securities Act of 1933), representatives, successors and assigns, and the heirs, executors, successors and assigns thereof (the “Note Holder Affiliates”) hereby completely, unconditionally and forever release, acquit and forever discharge FastFunds and its officers, directors, employees, agents, attorneys, stockholders, parent corporations, subsidiaries, affiliates (as defined in rules under the Securities Act of 1933), representatives, successors and assigns, and the heirs, successors and assigns thereof (collectively, the “Company Affiliates”) from any and all past, present or future claims, demands, liabilities, actions, causes of action, debts, losses, counterclaims, set-offs, liabilities, damages or suits of every kind or nature which the Note Holders or the Note Holder Affiliates now have or may hereafter accrue against the FastFunds or the Company Affiliates, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or not accrued, including but not limited to those arising out of, based upon, or in any way related to the (a) the Notes; (b) any obligations to make any payments, or any other monetary of non-monetary obligation or performance of any sort arising under Notes or any other documents or agreements allegedly entered into in connection with the Notes, including the warrants issued with the Notes; (c) any alleged duty purportedly existing or arising between the parties; (d) any alleged obligation to make payment of any interest, late fees or other charges; (e) any alleged negligence, lack of due care, gross negligence, or alleged intentional, willful or wanton misconduct resulting in any alleged loss; (f) any lost profits, loss of business opportunities, lost investment returns, lost investment opportunities or other business losses; (g) any alleged conspiracy or purportedly tortious conduct, misapplication of proceeds, or alleged act or omission purportedly resulting in injury; (h) any alleged fraud, concealment, misrepresentation, negligent misrepresentation, failure to make disclosure, or allegedly misleading or inaccurate statements purported to have been made to by FastFunds or the Company Affiliates; (i) alleged infliction of emotional distress, pain, suffering or other similar injury; (j) any alleged costs, expenses, fees, charges, attorneys fees or expenses, expert witness fees or expenses, or third party costs, fees, expenses or charges, purportedly incurred; and (k) any other claims, demands, actions, causes of action or suits which the Note Holders or the Note Holder Affiliates asserted, attempted to assert or which could have asserted against FastFunds or the Company Affiliates (all of which are hereinafter referred to as the "Released Claims") up to and including the date hereof; provided, however, that the obligations of FastFunds to perform this Agreement are specifically excluded from the foregoing release.

3. Settlement and Release. FastFunds hereby forever completely and unconditionally release, acquit and discharge the Note Holders from any and all past, present or future claims, demands, liabilities, actions, causes of action, debts, losses, counterclaims, set-offs, liabilities, damages or suits of every kind or nature which FastFunds now have or may hereafter accrue against Note Holders, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or not accrued, including but not limited to those arising out of, based upon, or in any way related to the (a) the Notes; (b) any obligations to make any payments, or any other monetary of non-monetary obligation or performance of any sort arising under Notes or any other documents or agreements allegedly entered into in connection with the Notes; (c) any alleged duty purportedly existing or arising between the parties; (d) any alleged obligation to make payment of any interest, late fees or other charges; (e) any alleged negligence, lack of due care, gross negligence, or alleged intentional, willful or wanton misconduct resulting in any alleged loss; (f) any lost profits, loss of business opportunities, lost investment returns, lost investment opportunities or other business losses; (g) any alleged conspiracy or purportedly tortious conduct, misapplication of proceeds, or alleged act or omission purportedly resulting in injury; (h) any alleged fraud, concealment, misrepresentation, negligent misrepresentation, failure to make disclosure, or allegedly misleading or inaccurate statements purported to have been made to by Note Holders; (i) alleged infliction of emotional distress, pain, suffering or other similar injury; (j) any alleged costs, expenses, fees, charges, attorneys fees or expenses, expert witness fees or expenses, or third party costs, fees, expenses or charges, purportedly incurred; and (k) any other claims, demands, actions, causes of action or suits which FastFunds asserted, attempted to assert or could have asserted against the Note Holders (all of which are hereinafter referred to as the "Released Company Claims") up to and including the date hereof; provided, however, that the obligations of the Note Holders to perform this Agreement are specifically excluded from the foregoing release. The Released Note Holder Claims and the Released Company Claims may hereafter be referred to together as the “Released Claims.”

4. Confidentiality. Except as required by law, rule, regulation, subpoena of a court, or order of a court, the parties agree on their own behalf and on behalf of their respective attorneys, agents, successors and assigns that neither the Parties nor the attorneys, agents, successors or assigns of the parties, will disclose to any other person or entity: (1) the contents or substance of this Agreement, (2) any of the facts or matters in controversy or dispute in connection with the Case or the Released Claims, or (3) any communications prior to the date of this Agreement between the Parties with respect to the Released Claims, or this Agreement (the "Confidential Matters"). In the event that any of the parties, or any attorney, agent, successor or assign of any of the parties receives a subpoena or order requesting or requiring that any of the Confidential Matters be disclosed, or any of the parties, or any attorney, agent, successor or assign of any of the parties, decides to disclose any of the Confidential Matters for any reason other than required disclosure of publicly traded companies under the securities laws and regulations, the person or entity receiving the subpoena or order, or deciding to disclose the Confidential Matters, shall promptly notify the parties to this Agreement prior to disclosure, of that subpoena or order, or intent to disclose the Confidential Matters. A party may, without violating this paragraph, inform anyone that "All matters and disputes between the parties have been settled pursuant to agreement," or words of similar meaning and substance. A party may disclose this Agreement to that party’s attorneys or accountants, provided that the attorneys or accountants agree to keep the matter confidential pursuant to the terms of this section as if they were a party to this Agreement.

5. Representations and Warranties. Each party to this Agreement represents and warrants to the others that: (a) it has full power and authority to enter into this Agreement and perform all of its obligations under this Agreement, has duly executed and delivered this Agreement, and this Agreement is legally binding on it and is enforceable in accordance with its terms; (b) the execution, delivery and performance of the transactions contemplated herein do not conflict with or violate, or result in a breach of or constitute a default under, any contract or agreement to which it is a party or by which it is bound; and (c) no consent or approval from any person, firm or entity, or any governmental authority or court, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement. Each of the parties represents and warrants that it has not filed for or been the subject of any bankruptcy or insolvency proceeding or receivership since the Released Claims arose, that it is competent and authorized to enter into and perform this Agreement, and will be bound by the terms of this Agreement. Each party to this Agreement represents and warrants that the party has relied upon the party’s own judgment and the judgment of the party’s own respective legal counsel regarding the every aspect of this Agreement, and that no statements or representations (expressed or implied) were made by any other party or any other party's agents, employees, officers, directors or legal representatives that have influenced or induced the party to execute this Agreement. Each party has prior to the negotiation, drafting and execution of this

Agreement obtained for itself of sufficient relevant information to intelligently exercise the party’s independent judgment regarding this Agreement. Each of the parties assumes the risk of any mistake of fact or any fact which may be unknown to them relating to this Agreement or the Released Claims. By executing this Agreement and granting the releases in this Agreement, it is the full intent of each of the parties to this Agreement to release the opposing parties respectively from unknown or unforeseen losses, costs, expenses, liabilities, claims, injuries, damages and consequences thereof which may or will result from the Released Claims prior to or after the date of the execution of this Agreement arising out of facts that occurred prior to the date of this Agreement, regardless of when the damages were incurred.

6. Warranty of Ownership. The Note Holders represent and warrant that they are the sole lawful owners of the Notes and all of the Released Claims free of all liens and interests, and that they have not transferred, encumbered or assigned any interest in any of the Released Claims to any person or entity. The Note Holders agree to indemnify and hold FastFunds and the Company Affiliates harmless from any claims, demands, actions, causes of action or suits brought against FastFunds or the Company Affiliates by any person or entity claiming any interest in any of the Notes or Released Claims.

7. Accord and Satisfaction. The covenants, promises and agreements contained in this Agreement are made pursuant to a settlement between the parties to this Agreement, represent a compromise of disputed claims, and are not an admission of liability by any of the parties to this Agreement. This Agreement is in full accord and satisfaction of all disputed claims between the parties to this Agreement.

8. Notices. All notices permitted, provided for, necessary or convenient in connection with this Agreement shall be effective (a) when the confirmation is electronically recorded after being sent by telecopier to the telecopier numbers for the parties set forth in Exhibit 1 attached, or (b) the next business day after being sent for overnight delivery, proper charges pre-paid, by a reputable overnight delivery service or U.S. Express Mail to the notice address of the parties set forth in Exhibit 1 attached, or (c) upon the seventh business day after being mailed certified or registered mail, return receipt requested, proper postage prepaid to the notice address of the parties set forth in Exhibit 1 attached (or to any subsequent Notice Address for which the other parties have been given notice as provided for herein).

9. General Provisions. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement. The signatures to this Agreement may be delivered by facsimile or other means of electronic transmission (and signatures so delivered shall be valid and binding to the same extent as original signature). All of the parties, with the assistance of their counsel, have participated in the drafting and negotiation of this Agreement, and the Agreement shall be construed as if it were prepared by all of the parties to this Agreement, without regard to who originally drafted or proposed any section or term of the Agreement. This Agreement reflects the entire understanding between the parties to this Agreement, and fully supersedes and replaces any and all alleged or actual prior agreements or understandings between the parties to this Agreement. No statements, promises or inducements by any of the parties or any agent of any of the parties to this Agreement shall be valid or binding unless they are contained in this Agreement. No modification or amendment to this Agreement shall be valid or binding unless that modification or amendment is set forth in a subsequent written document executed by each of the parties to be bound by the amendment or modification. This Agreement shall be construed in accordance with the laws of the State of Colorado. If any provision of this Agreement or the application of that provision to any party or circumstances shall be held invalid, the remainder of the Agreement, or the application of that provision to the party or circumstances other than those to which it is held invalid, shall not be affected by that determination. In view of the purposes of this Agreement, it is agreed that the remedy at law for failure of any party to perform would be inadequate and that the injured party or parties, at its or his option, shall have the right to compel the specific performance of this Agreement in a court of competent jurisdiction, to the extent permitted by applicable law and not expressly prohibited by this Agreement. The prevailing party in any proceeding shall be entitled to recover its reasonable attorneys’ fees and costs of collection to enforce any provision of this Agreement. All of the representations and warranties in this Agreement shall survive the execution and delivery and performance of obligations pursuant to this Agreement.

In Witness Whereof, the parties have executed this Settlement Agreement to be effective as of the date first written above.

FASTFUNDS FINANCIAL CORPORATION:

By:         Its:

NOTEHOLDERS:
GARY FEARS:

JOSEPH SCOBY:

ANGLO IRISH BANK:

MOORE INVESTMENTS, INC.:

By:
Its:

DEBRA SENGLAUB:

JEFFREY SENGLAUB: